Exhibit 99.1

                             Joint Filer Information

Names:        Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors
              LLC

IRS I.D. No.: 980338943 (Master Fund)                      52-2291758 (Advisors)

Address:      c/o First New York Securities, LLC
              850 Third Avenue, 8th Floor
              New York, New York 10022

Designated Filer:                           Joseph Edelman

Issuer and Ticker Symbol:                   Biosante Pharmaceuticals, Inc. (BPA)

Date of Earliest Transaction                February 3, 2004
(Month/Day/Year)

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Initial Statement of Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Biosante Pharmaceuticals, Inc.

    PERCEPTIVE LIFE SCIENCES                PERCEPTIVE ADVISORS LLC
    MASTER FUND LTD.

    By: Perceptive Advisors LLC, its
           investment advisor


    By: /s/ Joseph Edelman                  By: /s/ Joseph Edelman
        --------------------------              --------------------------
    Name:  Joseph Edelman                   Name:  Joseph Edelman
    Title: Managing Member                  Title: Managing Member